ALLSPRING FUNDS TRUST
SHAREHOLDER SERVICING PLAN

WHEREAS, Allspring Funds Trust (the “Trust”) is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to adopt a shareholder servicing plan (the “Plan”) on behalf of the class or classes of shares (each a “Class” and, collectively, the “Classes”) of the series of the Trust (each a “Fund” and, collectively, the “Funds”) listed in Appendix A, as it may be amended from time to time, and the Trust’s Board of Trustees (the “Board”), including a majority of the Qualified Trustees (as defined below), has determined that there is a reasonable likelihood that adoption of the Plan will benefit each Class and its shareholders;

NOW THEREFORE, each Fund hereby adopts the Plan on behalf of each Class on the following terms and conditions:

Section 1.
The Trust, on behalf of each Class, may execute and deliver written agreements based substantially on the form attached hereto as Appendix B or on any other form duly approved by the Board (the “Servicing Agreement”) with the Trust’s distributor, administrator and adviser, or any of their affiliates (the “Servicing Agents”) to provide or engage other entities to provide certain shareholder services as set forth in Schedule II of the Servicing Agreement (the “Services”) to beneficial owners of the Fund’s shares (the “Clients”).  The Servicing Agents may execute and deliver written, third-party agreements with banks, investment advisers, and other financial institutions, that are holders of record or have a servicing relationship with Clients (the “Intermediaries”), based substantially on the form duly approved by the Board, attached hereto as Appendix C, (the “Administrative and Shareholder Services Agreement”) to provide the Services to their Clients or otherwise meeting the standards set forth in the Servicing Agreement.  A Servicing Agent may execute and deliver written, third-party agreements with broker-dealers that are holders of record or have a servicing relationship with Clients, based substantially on the form duly approved by the Board under the Distribution Plan.  Pursuant to the Servicing Agreement, the Servicing Agents shall provide the Services in consideration of a fee payable from the assets of each Class, computed monthly in the manner set forth in the respective Fund’s then current prospectus, at the annual rates set forth in Appendix A.  All of the expenses incurred by a Class in connection with a Servicing Agreement and the implementation of the Plan shall be borne entirely by the shareholders of that Class.  The Servicing Agents shall monitor the arrangements pertaining to the Administrative and Shareholder Services Agreement.

Section 2.
The Plan shall be effective with respect to each Class: (a) on the date upon which the Plan is approved for such Class by vote of a majority of the trustees of the Trust (the “Trustees”), including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan for such Class; or (b) on the date the Class commences operations, if such date is later.

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Section 3.
Unless earlier terminated, the Plan shall continue in effect for a period of one year from its effective date and shall continue thereafter for successive annual periods, provided that such Plan is reapproved at least annually, with respect to a Class by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such reapproval.

Section 4.
So long as the Plan is in effect, the Trust shall provide, or shall cause the Trust’s administrator to provide, to the Board, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

Section 5.
The Plan may be amended at any time with respect to a Class by the Trustees, provided that any material amendment of the terms of the Plan (including a material increase of the fee payable hereunder) shall become effective only upon the approvals set forth in Section 3.

Section 6.
The Plan may be terminated with respect to any Class at any time by vote of a majority of the Qualified Trustees.

Section 7.
While the Plan is in effect, the selection and nomination of Trustees who are not interested persons of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

Section 8.
Notwithstanding anything herein to the contrary, no Fund or Class shall be obligated to make any payments under the Plan that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Section 9.
The Trust shall preserve copies of the Plan, each Servicing Agreement, and each written report presented to the Board pursuant to Section 1 hereof, for a period of not less than six years from the date of the Plan, Servicing Agreement or report, as the case may be, the first two years in an easily accessible place.

Section 10.
The provisions of the Plan are severable for each Class, and whenever any action is to be taken with respect to the Plan, such action shall be taken separately for each such affected Class.

Section 11.
As used in the Plan, (a) the term “interested person” shall have the meaning given it in the 1940 Act and the rules and regulations thereunder, subject to such exemption or interpretation as may be provided by the Securities and Exchange Commission or the staff thereof, and (b) the term “Qualified Trustees” shall mean the Trustees who (i) are not “interested persons” of the Trust and (ii) have no direct or indirect financial interest in the operation of the Plan or in any Servicing Agreement.

Section 12.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be

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resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.  The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

Amended: December 16, 2021

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APPENDIX A

SHAREHOLDER SERVICING PLAN
ALLSPRING FUNDS TRUST

Funds Trust Funds and Share Classes	Maximum Shareholder Servicing Fee
Absolute Return Fund Class A Class C Class R Administrator Class	0.25 0.25 0.25 0.25
Adjustable Rate Government Fund Class A Class C Administrator Class	0.25 0.25 0.25
Asset Allocation Fund Class A Class C Class R Administrator Class	0.25 0.25 0.25 0.25
C&B Large Cap Value Fund Class A Class C Administrator Class	0.25 0.25 0.25
C&B Mid Cap Value Fund Class A Class C Administrator Class	0.25 0.25 0.25
California Limited-Term Tax-Free Fund Class A Class C Administrator Class	0.25 0.25 0.25
California Tax-Free Fund Class A Class C Administrator Class	0.25 0.25 0.25
Common Stock Fund Class A Class C Administrator Class	0.25 0.25 0.25
Conservative Income Fund Class A2	0.15
Core Bond Fund Class A Class C Class R Class R4 Administrator Class	0.25 0.25 0.25 0.10 0.25

Funds Trust Funds and Share Classes	Maximum Shareholder Servicing Fee
Core Plus Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
Disciplined Small Cap Fund Class A Administrator Class	0.25 0.25
Disciplined U.S. Core Fund Class A Class C Class R Administrator Class	0.25 0.25 0.25 0.25
Discovery All Cap Growth Fund Class A Class C Class R Administrator Class	0.25 0.25 0.25 0.25
Discovery Innovation Fund Class A Class C Administrator Class	0.25 0.25 0.25
Discovery Large Cap Growth Fund Class A Class C Administrator Class	0.25 0.25 0.25
Discovery Mid Cap Growth Fund Class A Class C Administrator Class	0.25 0.25 0.25
Discovery Small Cap Growth Fund Class A Class C Administrator Class	0.25 0.25 0.25
Discovery SMID Cap Growth Fund Class A Class C Administrator Class	0.25 0.25 0.25
Diversified Capital Builder Fund Class A Class C Administrator Class	0.25 0.25 0.25
Diversified Income Builder Fund Class A Class C Administrator Class	0.25 0.25 0.25

Funds Trust Funds and Share Classes	Maximum Shareholder Servicing Fee
Dynamic Target Today Fund Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Dynamic Target 2015 Fund Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Dynamic Target 2020 Fund Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Dynamic Target 2025 Fund Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Dynamic Target 2030 Fund Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Dynamic Target 2035 Fund Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Dynamic Target 2040 Fund Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Dynamic Target 2045 Fund Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Dynamic Target 2050 Fund Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Dynamic Target 2055 Fund Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Dynamic Target 2060 Fund Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Dynamic Target 2065 Fund[1] Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Emerging Growth Fund Class A Class C Administrator Class	0.25 0.25 0.25
Emerging Markets Equity Fund Class A Class C Administrator Class	0.25 0.25 0.25
Emerging Markets Equity Income Fund Class A Class C Class R Administrator Class	0.25 0.25 0.25 0.25
Global Investment Grade Credit Fund Class A Class C	0.25 0.25
Global Long/Short Equity Fund[2] Class A Class C	0.25 0.25
Government Money Market Fund Class A Administrator Class Service Class Sweep Class	0.25 0.10 0.25 0.25
Government Securities Fund Class A Class C Administrator Class	0.25 0.25 0.25
Growth Balanced Fund Class A Class C Administrator Class	0.25 0.25 0.25
Growth Fund Class A Class C Administrator Class	0.25 0.25 0.25
Heritage Money Market Fund Administrator Class Service Class	0.10 0.25
High Yield Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
High Yield Municipal Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
Income Plus Fund Class A Class C Administrator Class	0.25 0.25 0.25
Index Asset Allocation Fund Class A Class C Administrator Class	0.25 0.25 0.25
Index Fund Class A Class C Administrator Class	0.25 0.25 0.10
Intermediate Tax/AMT-Free Fund Class A Class C Administrator Class	0.25 0.25 0.25
International Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
International Equity Fund Class A Class C Class R Administrator Class	0.25 0.25 0.25 0.25
Large Cap Core Fund Class A Class C Class R Administrator Class	0.25 0.25 0.25 0.25
Large Cap Growth Fund Class A Class C Class R Class R4 Administrator Class	0.25 0.25 0.25 0.10 0.25
Large Company Value Fund Class A Class C Administrator Class	0.25 0.25 0.25
Minnesota Tax-Free Fund Class A Class C Administrator Class	0.25 0.25 0.25
Moderate Balanced Fund Class A Class C Administrator Class	0.25 0.25 0.25
Money Market Fund Class A Class C Service Class	0.25 0.25 0.25
Municipal Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
Municipal Cash Management Money Market Fund Administrator Class Service Class	0.10 0.25
Municipal Sustainability Fund Class A Class C Administrator Class	0.25 0.25 0.25
National Tax-Free Money Market Fund Class A Administrator Class Service Class	0.25 0.10 0.25
Opportunity Fund Class A Class C Administrator Class	0.25 0.25 0.25
Pennsylvania Tax-Free Fund Class A Class C	0.25 0.25
Precious Metals Fund Class A Class C Administrator Class	0.25 0.25 0.25
Premier Large Company Growth Fund Class A Class C Class R4 Administrator Class	0.25 0.25 0.10 0.25
Real Return Fund Class A Class C Administrator Class	0.25 0.25 0.25
Short Duration Government Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
Short-Term Bond Plus Fund Class A Class C	0.25 0.25
Short-Term High Yield Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
Short-Term Municipal Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
Small Cap Fund Class A Class C Administrator Class	0.25 0.25 0.25
Small Company Growth Fund Class A Class C Administrator Class	0.25 0.25 0.25
Small Company Value Fund Class A Class C Administrator Class	0.25 0.25 0.25
Special Global Small Cap Fund Class A Class C Administrator Class	0.25 0.25 0.25
Special International Small Cap Fund Class A Class C	0.25 0.25
Special Large Cap Value Fund Class A Class C Class R Administrator Class	0.25 0.25 0.25 0.25
Special Mid Cap Value Fund Class A Class C Class R Administrator Class	0.25 0.25 0.25 0.25
Special Small Cap Value Fund Class A Class C Class R Administrator Class	0.25 0.25 0.25 0.25
Spectrum Aggressive Growth Fund Class A Class C Administrator Class	0.25 0.25 0.25
Spectrum Conservative Growth Fund Class A Class C	0.25 0.25
Spectrum Growth Fund Class A Class C	0.25 0.25
Spectrum Income Allocation Fund Class A Class C	0.25 0.25
Spectrum Moderate Growth Fund Class A Class C	0.25 0.25
Strategic Municipal Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
Treasury Plus Money Market Fund Class A Administrator Class Service Class	0.25 0.10 0.25
Ultra Short-Term Income Fund Class A Class A2 Class C Administrator Class	0.25 0.15 0.25 0.25
Ultra Short-Term Municipal Income Fund Class A Class A2 Class C Administrator Class	0.25 0.15 0.25 0.25
U.S. Long/Short Equity Fund[3] Class A Class C	0.25 0.25
Utility & Telecommunications Fund Class A Class C Administrator Class	0.25 0.25 0.25
Wisconsin Tax-Free Fund Class A Class C	0.25 0.25
100% Treasury Money Market Fund Class A Administrator Class Service Class Sweep Class	0.25 0.10 0.25 0.25

Fees payable to a Servicing Agent are expressed as a percentage of the average daily net asset value of the shares of the specified class of the particular Fund beneficially owned by or attributable to clients of the Servicing Agent.

Appendix A amended: September 6, 2022

The foregoing fee schedule is agreed to as of September 6, 2022 and shall remain in effect until changed in writing by the parties.

ALLSPRING FUNDS TRUST

By:
Matthew Prasse
Secretary
ALLSPRING FUNDS MANAGEMENT, LLC

By:
Andrew Owen
President

1  On May 24, 2022 the Board of Trustees of Allspring Funds Trust approved the establishment and launch of the Allspring Dynamic Target 2065 Fund, effective on or about September 13, 2022.
2  On August 17, 2022 the Board of Trustees of Allspring Funds Trust approved the establishment and launch of the Allspring Global Long/Short Equity Fund (“Global Fund”), as a result of the approval to adopt and merge the 361 Global Long/Short Equity Fund into the Global Fund.  Pending shareholder approval of the merger, the Global Fund will become effective in the fourth quarter 2022.
3  On August 17, 2022 the Board of Trustees of Allspring Funds Trust approved the establishment and launch of the Allspring U.S. Long/Short Equity Fund (“U.S. Fund”), as a result of the approval to adopt and merge the 361 Domestic Long/Short Equity Fund into the U.S. Fund.  Pending shareholder approval of the merger, the U.S. Fund will become effective in the fourth quarter 2022.